EXHIBIT 3

                        LETTER FROM PANNELL KERR FORSTER


[Pannell Kerr Forster Letterhead]




February 11, 2005

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Ladies and Gentlemen:

RE:  LEGALPLAY ENTERTAINMENT INC.
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We were previously the principal accountants for LegalPlay Entertainment Inc.
and, under the date of February 16, 2004, we reported on the consolidated balance sheets of LegalPlay Entertainment Inc. (formerly Poker.com Inc.) as at December 31, 2003 and 2002, and the consolidated statements of operations, and stockholders' equity and cash flows for the years then ended. We were dismissed as principal independent accountants of the Company effective February 8, 2005.

We have read the statements made by the Company included under Item 4.01 of its current report on Form 8-K dated February 11, 2005, and we agree with such statements.

Yours very truly,

/s/ Pannell Kerr Forster

Pannell Kerr Forster
Chartered Accountants

Vancouver, Canada


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